CERTIFICATE
                                       OF
                      RESOLUTION OF THE BOARD OF DIRECTORS

     The undersigned, being all of the directors of Austiin Funding.com Corporation, a Nevada corporation (the "Corporation"), do hereby certify that on October 13, 2000, a meeting of the Board of Directors of the Corporation was held in accordance with law and the By-laws of the Corporation, that all Directors of the Corporation were present and voted unanimously in favor of the following resolution:

          "RESOLVED, that Anthony ("Tony") Wenzel, is hereby elected to serve as President of the Corporation, President of each subsidiary of the Corporation, and Director of the Corporation, to serve in such capacities until the next annual meeting of the Board of Directors of the Corporation, or until his respective successor(s) is elected and qualified."

     IN WITNESS WHEREOF, the undersigned Directors of the Corporation have signed this Certificate this the 13th day of October, 2000.


                                                  /s/  SHAWN STEWART
                                                  ----------------------------
                                                  Director

                                                  /s/  JOE SHAFFER
                                                  ----------------------------
                                                  Director